UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 22, 2018, our independent auditors notified our management that they believed the financial statements in our quarterly and annual reports for the periods ended June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017, June 30, 2017, and September 30, 2017, are materially incorrect and should not be relied upon. Our management confirmed the determination on March 23, 2018. The error in our financial statements for these periods relates to the fact that we recognized the entire upfront fees from two of our independent distributors ($10,000 in Q2 2016 and $50,000 in Q3 2016) as revenue at the time we delivered the exclusive license to the distributors rather than over the term of the agreements (5 years for each distributor). As a result, our restated financial statements will show the upfront fees spread equally over the term of each initial agreement, or the appropriate period if the agreements are modified.

Management is in the process of amending and restating these financial statements and we will file amended quarterly and annual reports with the applicable restated financial statements as soon as the financial statements are completed and reviewed or audited, as applicable, by our independent auditor.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter dated April 10, 2018 from Redwitz, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2018	Blow & Drive Interlock Corporation
a Delaware corporation

/s/ Laurence Wainer
	By:	Laurence Wainer
	Its:	Chief Executive Officer and Chief Financial Officer